Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS THIRD QUARTER 2024 RESULTS

— Closes on Previously Announced Purchase of Industrial Property For $33.0 Million —

— Completes Sales and Secures Sales Agreements for Six Properties for an Estimated Gain of Approximately $9 Million —

GREAT NECK, New York, November 5, 2024 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased industrial properties, today announced operating results for the quarter ended September 30, 2024.

We continue to evolve the portfolio towards industrial assets, with approximately 70% of our base rent being derived from this property sector. Our recent $33 million purchase of an industrial property further strengthens our industrial platform and provides greater stability of cashflow over the longer term,” stated Patrick J. Callan, Jr., President and Chief Executive. Officer of One Liberty. “While our current results were pressured relative to the prior year, we believe that our efforts to further expand our industrial portfolio will result in a stronger company in the coming years.”

Operating Results: Third Quarter Ended September 30, 2024

Rental income was $22.2 million compared to $22.5 million in the third quarter of 2023. The change was due primarily to the net impact of acquisitions and dispositions. Total operating expenses were flat year-over year at $14.3 million.

Net income attributable to One Liberty in the third quarter of 2024 was $5.2 million, or $0.23 per diluted share, compared to $2.7 million, or $0.12 per diluted share, in same quarter of 2023. Net income in 2024 improved primarily due to a $2.1 million, or $0.10 per share, gain on the sale of three properties, and the inclusion, in 2023, of an $850,000, or $0.04 per share, impairment charge related to the Manahawkin, New Jersey retail shopping center that was sold in December 2023.

Funds from Operations, or FFO1, was $9.2 million, or $0.43 per diluted share, for the third quarter of 2024, compared to $9.7 million, or $0.45 diluted share, in the same quarter of 2023. The change is due to a reduction in rental income and increases in real estate operating and interest expense, offset by an increase in interest income.

Adjusted Funds from Operations, or AFFO, was $9.9 million, or $0.46 per diluted share for the quarter compared to $10.5 million, or $0.49 per diluted share, in 2023. The change is due primarily to the factors contributing to the change in FFO.

Diluted per share net income, FFO and AFFO were impacted negatively in the quarter ended September 30, 2024 compared to the corresponding quarter in the prior year by an average increase of approximately 140,000 in the weighted average number of shares of common stock outstanding as a result of stock issuances in connection with the equity incentive and dividend reinvestment programs.

[1]	A reconciliation of GAAP amounts to non-GAAP amounts (i.e., FFO and AFFO) is presented with the financial information included in this release.

Balance Sheet:

The Company had $25.7 million of cash and cash equivalents, total assets of $768.8 million, total debt of $426.1 million, and total stockholders’ equity of $304.2 million at quarter end.

At November 1, 2024, One Liberty’s available liquidity was approximately $129.8 million, including approximately $29.8 million of cash and cash equivalents (including the credit facility’s required $3.0 million average deposit maintenance balance) and $100 million available under its credit facility.

Transactions:

In August 2024, the Company completed the previously announced purchase of a 302,347 square foot, multi-tenant industrial property located in Council Bluffs, Iowa for $33.0 million.  In connection with the acquisition, a new mortgage of approximately $18.4 million bearing an interest rate of 6.08% (interest only until 2029) and maturing in 2034 was secured.

The Company sold three properties (a vacant industrial property, a retail property and a vacant fitness center) for net proceeds of $6.9 million and an aggregate gain of $2.1 million during the quarter.

Events Subsequent to September 30, 2024:

On October 15, the Company signed an agreement to sell an LA Fitness property in Secaucus, New Jersey for $21.4 million. It is anticipated that the sale, subject to the buyer’s right to terminate, will close by year-end and that the net proceeds, after paying-off the related mortgage of $6.7 million, will be approximately $13 million. The sale is projected to generate a gain of approximately $6.4 million.

On October 24, the Company signed an agreement to sell a retail property in Hilliard, Ohio for $1.6 million. It is anticipated that the sale, subject to the buyer’s right to terminate, will close by year-end and that the net proceeds, after paying-off the related mortgage of $771,000 will be approximately $700,000. The sale is projected to generate a gain of approximately $300,000.

On November 4, the Company signed an agreement to sell a multi-tenant retail property in St. Louis Park, Minnesota for $14.2 million. It is anticipated that the sale, subject to the buyer’s right to terminate, will close in early 2025 and that the net proceeds will be approximately $14 million. The sale is projected to generate a gain of approximately $300,000.

In November 2024, we terminated the previously announced  contract to acquire, for $28.3 million, a second  property in Council Bluffs, Iowa, and our deposit was returned. Although we continue to evaluate such acquisition, we can provide no assurance that it  will be completed.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. In computing FFO, management does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets.

One Liberty computes adjusted funds from operations, or AFFO, by adjusting from FFO for its straight-line rent accruals and amortization of lease intangibles, deducting from income additional rent from ground lease tenant, income on settlement of litigation, income on insurance recoveries from casualties, lease termination and assignment fees, and adding back amortization of restricted stock and restricted stock unit compensation expense, amortization of costs in connection with our financing activities (including its share of its unconsolidated joint ventures), debt prepayment costs and amortization of lease incentives and mortgage intangible assets. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Information regarding important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the reports filed with the Securities and Exchange Commission thereafter; in particular, the sections of such reports entitled “Cautionary Note Regarding Forward Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included therein. In addition, estimates of rental income for 2024 and thereafter exclude any related variable rent, anticipated property purchases and/or sales may not be completed during the period indicated or at all, estimates of net proceeds and gains from property sales are subject to adjustment, among other things, because actual closing costs (including the amounts, if any, required to pay-off mortgage debt on properties being sold) may differ from the estimated costs, and amounts presented in this press release and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 may differ from one another due to rounding. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial properties. Many of these properties are subject to long-term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.1liberty.com

(24/olp press release/OLP 3Q Earnings Final)

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	September 30,	December 31,
	2024	2023
ASSETS
Real estate investments, at cost	$876,089	$864,655
Accumulated depreciation	(186,709)	(182,705)
Real estate investments, net	689,380	681,950

Investment in unconsolidated joint ventures	2,038	2,051
Cash and cash equivalents	25,684	26,430
Unbilled rent receivable	17,312	16,661
Unamortized intangible lease assets, net	14,763	14,681
Other assets	19,669	19,833
Total assets	$768,846	$761,606

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$426,139	$418,347
Line of credit, net	—	—
Unamortized intangible lease liabilities, net	12,088	10,096
Other liabilities	25,299	25,418
Total liabilities	463,526	453,861

Total One Liberty Properties, Inc. stockholders’ equity	304,177	306,703
Non-controlling interests in consolidated joint ventures	1,143	1,042
Total equity	305,320	307,745
Total liabilities and equity	$768,846	$761,606

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Rental income, net	$22,211	$22,546	$66,457	$67,905
Lease termination fee	—	—	250	—
Total revenues	22,211	22,546	66,707	67,905

Operating expenses:
Depreciation and amortization	6,133	6,310	18,119	18,569
Real estate expenses	4,231	4,061	12,677	12,139
General and administrative	3,886	3,864	11,585	12,068
Impairment loss	—	—	1,086	—
State taxes	74	76	184	232
Total operating expenses	14,324	14,311	43,651	43,008

Other operating income
Gain on sale of real estate, net	2,115	332	11,347	5,046
Operating income	10,002	8,567	34,403	29,943

Other income and expenses:
Equity in (loss) earnings of unconsolidated joint ventures	(9)	(905)	87	(761)
Other income	353	87	896	131
Interest:
Expense	(4,932)	(4,768)	(14,399)	(13,978)
Amortization and write-off of deferred financing costs	(225)	(212)	(741)	(619)

Net income	5,189	2,769	20,246	14,716
Net income attributable to non-controlling interests	(12)	(22)	(361)	(64)
Net income attributable to One Liberty Properties, Inc.	$5,177	$2,747	$19,885	$14,652

Net income per share attributable to common stockholders - diluted	$.23	$.12	$.91	$.66

Funds from operations - Note 1	$9,193	$9,691	$27,998	$29,375
Funds from operations per common share - diluted - Note 2	$.43	$.45	$1.30	$1.37

Adjusted funds from operations - Note 1	$9,899	$10,460	$30,338	$32,013
Adjusted funds from operations per common share - diluted - Note 2	$.46	$.49	$1.41	$1.49

Weighted average number of common shares outstanding:
Basic	20,635	20,567	20,578	20,552
Diluted	20,753	20,596	20,677	20,598

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Note 1:	2024	2023	2024	2023
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$5,177	$2,747	$19,885	$14,652
Add: depreciation and amortization of properties	5,921	6,134	17,524	18,028
Add: our share of depreciation and amortization of unconsolidated joint ventures	6	130	16	389
Add: impairment loss	—	—	1,086	—
Add: amortization of deferred leasing costs	212	176	595	541
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	11	5	12	14
Add: our share of impairment loss of unconsolidated joint venture property	—	850	—	850
Deduct: gain on sale of real estate, net	(2,115)	(332)	(11,347)	(5,046)
Adjustments for non-controlling interests	(19)	(19)	227	(53)
NAREIT funds from operations applicable to common stock	9,193	9,691	27,998	29,375
Deduct: straight-line rent accruals and amortization of lease intangibles	(836)	(619)	(2,006)	(2,139)
Adjust: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	30	(5)	27	(15)
Deduct: lease termination fee income	—	—	(250)	—
Deduct: other income and income on settlement of litigation	(27)	(75)	(82)	(75)
Deduct: our share of unconsolidated joint venture lease termination fee income	—	(21)	—	(21)
Deduct: additional rent from ground lease tenant	—	—	—	(16)
Add: amortization of restricted stock and RSU compensation	1,248	1,211	3,687	4,103
Add: amortization and write-off of deferred financing costs	225	212	741	619
Add: amortization of lease incentives	30	30	90	91
Add: amortization of mortgage intangible assets	34	33	103	79
Add: our share of amortization of deferred financing costs of unconsolidated joint venture	—	4	—	13
Adjustments for non-controlling interests	2	(1)	30	(1)
Adjusted funds from operations applicable to common stock	$9,899	$10,460	$30,338	$32,013

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$.23	$.12	$.91	$.66
Add: depreciation and amortization of properties	.29	.29	.83	.86
Add: our share of depreciation and amortization of unconsolidated joint ventures	—	.01	—	.02
Add: impairment loss	—	—	.05	—
Add: amortization of deferred leasing costs	.01	.01	.03	.03
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	—	—	—	—
Add: our share of impairment loss of unconsolidated joint venture property	—	.04	—	.04
Deduct: gain on sale of real estate, net	(.10)	(.02)	(.53)	(.24)
Adjustments for non-controlling interests	—	—	.01	—
NAREIT funds from operations per share of common stock - diluted (a)	.43	.45	1.30	1.37
Deduct: straight-line rent accruals and amortization of lease intangibles	(.04)	(.03)	(.08)	(.10)
Adjust: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	—	—	—	—
Deduct: lease termination fee income	—	—	(.01)	—
Deduct: other income and income on settlement of litigation	—	—	—	—
Deduct: our share of unconsolidated joint venture lease termination fee income	—	—	—	—
Deduct: additional rent from ground lease tenant	—	—	—	—
Add: amortization of restricted stock and RSU compensation	.06	.06	.17	.19
Add: amortization and write-off of deferred financing costs	.01	.01	.03	.03
Add: amortization of lease incentives	—	—	—	—
Add: amortization of mortgage intangible assets	—	—	—	—
Add: our share of amortization of deferred financing costs of unconsolidated joint venture	—	—	—	—
Adjustments for non-controlling interests	—	—	—	—
Adjusted funds from operations per share of common stock - diluted (a)	$.46	$.49	$1.41	$1.49

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.